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                                                                      EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                    STATE OR
                                    JURISDICTION OF
NAME OF SUBSIDIARY                  INCORPORATION             D/B/A
Home Depot U.S.A., Inc.             Delaware                  The Home Depot
                                                              EXPO Design Center
                                                              Home Depot At-Home Services
                                                              Home Depot Landscape Supply
                                                              The Home Depot Supply
                                                              The Home Depot Floor Store

HD Development of Maryland, Inc.    Maryland                  (Not Applicable)


Certain subsidiaries were omitted pursuant to Item 601(21)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.